UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2020

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its Charter)

British Columbia, Canada	0-26680	59-2506879
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2454 McMullen Booth Road, Building C Clearwater, Florida	33759
(Address of Principal Executive Offices)	(Zip Code)

(727) 726-0763

(Registrant’s telephone number, Including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NICK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 7, 2020, Nicholas Financial, Inc. (the “Company”) appointed Irina Nashtatik as Chief Financial Officer of the Company.

Ms. Nashtatik, age 39, joined the Company as Controller in March 2018. Ms. Nashtatik was promoted to Vice President of Finance in August 2019 and interim Chief Financial Officer in November 2019. Prior to joining the Company, she held several leadership positions in accounting, finance, and treasury at Bankers Financial Corporate, USAmeriBank, and Jabil Circuit, Inc. Ms. Nashtatik earned M.B.A. from the University of Florida, B.S. in Accounting from the University of South Florida, and B.S. in Economics from the State University Higher School of Economics. She is a Certified Public Accountant (CPA) and a Certified Treasury Professional (CTP).

In connection with Ms. Nashtatik’s appointment as Chief Financial Officer, the Company and Ms. Nashtatik entered into an Employment Agreement, the material terms of which are disclosed in the Company’s Form 8-K filed on the date thereof.

The Company also announced the extension of Doug Marohn’s Employment Agreement through June 30, 2022. The material terms of Mr. Marohn’s Employment Agreement are also disclosed in the Company’s Form 8-K filed on the date thereof.

Salary and Bonus: Mr Marohn’s initial base salary will be $350,000. The Employment Agreement provides for the following bonus payments:

•

For the fiscal years ending March 31, 2021 and 2022, a bonus equal to the greater of the milestone bonus with respect to such fiscal year as calculated below and the sum of the cash component and the restricted stock component of the long-term bonus with respect to such fiscal year as calculate below.

Ms. Nashtatik’s initial base salary will be $180,000. The Employment Agreement provides for the following bonus payments:

•	For the fiscal years ending March 31, 2021 and 2022, a bonus equal to the milestone bonus with respect to such fiscal year as calculate below.

Milestone Bonuses: For each of the fiscal years ending March 31, 2021 and 2022, the milestone bonus earned is based on the operating margin achieved by the Company in that fiscal year compared to the relevant target operating margin set forth below. For these purposes, operating margin is defined as operating income before income taxes divided by interest and fee income on finance receivables, adjusted in the sole discretion of the Compensation Committee, including without limitation for the following items: 1) changes resulting from a FASB Accounting Pronouncement, 2) dividends, 3) gain on sale and 4) provision for credit losses if less then charge-offs. The target operating margins are as follows:

	Fiscal year ending March 31,
	2021	2022
Target Yield	12.5%	20.0%

Long Term Bonuses: For each of the fiscal years ending March 31, 2021 and 2022, the long-term bonus earned shall be based on the three-year rolling average annual growth in tangible book value per share over the three immediately preceding fiscal years, adjusted in the sole discretion of the Compensation Committee of the Board (the “Compensation Committee”), including without limitation for the following items: 1) changes resulting from a FASB Accounting Pronouncement, 2) share buy-backs, 3) dividends, 4) stock splits, 5) gain on sale and 6) provision for credit losses if less then charge-offs. The long-term bonus consists of two components: a cash component and a restricted stock component (valued at the average closing price of the common stock over the 90 calendar days immediately preceding the final day of the fiscal year with respect to which the bonus is calculated). For example, if the Company were to grow book value per share at 15% on average over three years, Mr. Marohn would receive 200% of his salary as a bonus in cash and 200% of is salary in restricted stock (which will cliff-vest after three years).

3-Year Rolling Average Annual Growth in Tangible Book Value per Share	Cash Component (As % of Base Salary for Determination Year)	Restricted Stock Component (As % of Base Salary for Determination Year)
Below 6%	0%	0%
6 - 8%	40%	40%
8 - 10%	60%	60%
10 - 12%	100%	100%
12 - 14%	150%	150%
15 - 18%	200%	200%
Above 18%	Discretionary	Discretionary

Stock Ownership and Matching Program: Starting on March 31, 2023, Mr. Marohn is required to own common stock of the Company equal to five times his the-effective annual salary. During his employment (subject to extension for non-regular trading blackouts under the Company’s Insider Trading Policy), the Company will match 100% of the Company’s stock purchased by Mr. Marohn (up to a cap of $500,000), which such matching stock to vest three years after purchase.

Starting on March 31, 2023, Ms. Nashtatik is required to own common stock of the Company equal to two times her the effective annual salary. During her employment (subject to extension for non-regular trading blackouts under the Company’s Insider Trading Policy), the Company will match 100% of the Company’s stock purchased by Ms. Nashtatik (up to a cap of $100,000), which such matching stock to vest three years after purchase.

Benefits: Mr. Marohn and Ms. Nashtatik will be entitled to fringe benefits and perquisites consistent with the practices of the Company for similarly situated executives.

Termination without Cause or for Good Reason: In the event Mr. Marohn is terminated without Cause or terminates his employment for Good Reason (as such terms are defined in the Employment Agreement) he will receive a one-time, lump-sum severance payment equal to his base salary for the remainder of the then-current employment term. For example, if Mr. Marohn is terminated prior to the expiration of the initial term, he will receive a severance payment equal to his salary for the remainder of that term. If a Change of Control occurs (as defined in the Employment Agreement), Mr. Marohn will instead receive a one-time, lump-sum severance payment equal to 200% of his base salary. Termination without Cause or for Good Reason, whether or not it occurs within 12 months of a Change of Control, will entitle Mr. Marohn to up to 18 months’ benefits and reimbursement of up to $15,000 in consultant/legal/accounting expenses, and will fully accelerate the vesting of all equity compensation except for restricted stock issued as part of the matching program described above. Restricted stock issued as part of the matching program will accelerate increments of one-third: one-third will accelerate if termination occurs within one year after the purchase of such stock, two-thirds will accelerate if termination occurs within two years after the purchase of such stock, and 100% will accelerate if termination occurs two years or more after the purchase of such stock. For these purposes, “Change of Control” is defined as a 100% sale of the Company.

In the event Ms. Nashtatik is terminated without Cause or terminates her employment for Good Reason (as such terms are defined in the Employment Agreement) she will receive a one-time, lump-sum severance payment equal to her base salary for the remainder of the then-current employment term. For example, if Ms. Nashtatik is terminated prior to the expiration of the initial term, she will receive a severance payment equal to her salary for the remainder of that term. If a Change of Control occurs (as defined in the Employment Agreement), Ms. Nashtatik will instead receive a one-time, lump-sum severance payment equal to 100% of her base salary. Termination without Cause or for Good Reason, whether or not it occurs within 12 months of a Change of Control, will entitle Ms. Nashtatik to up to 12 months’ benefits and reimbursement of up to $7,500 in consultant/legal/accounting expenses, and will fully accelerate the vesting of all equity compensation except for restricted stock issued as part of the matching program described above. Restricted stock issued as part of the matching program will accelerate increments of one-third: one-third will accelerate if termination occurs within one year after the purchase of such stock, two-thirds will accelerate if termination occurs within two years after the purchase of such stock, and 100% will accelerate if termination occurs two years or more after the purchase of such stock. For these purposes, “Change of Control” is defined as a 100% sale of the Company.

Non-Compete: Mr. Marohn will be subject to a non-compete for a period of two years following his termination. Ms. Nashtatik will be subject to a non-compete for a period of one year following her termination.

Item 7.01	Regulation FD Disclosure

On July 8, 2020, the Company issued a press release in connection with the events reported above. A copy of the press release is furnished as Exhibit 99-1.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section  18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, except as otherwise expressly stated in such filing.

The statements contained in this Current Report on Form 8-K that are purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 31E of the Securities Act of 1934, including statements regarding the Company’s expectations, hopes, beliefs, intentions, or strategies regarding the future and including the Company’s operating margin and rolling average annual growth in tangible book value per share, constitute forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. All forward-looking statements included in this document are based on information available to the Company on date hereof and the Company assumes no obligation to update such forward-looking statement. Prospective investors should also consult the risks described from time to time in the Company’s Reports on Form 10-K, 10-Q and 8-K and Annual Reports to Shareholders.

Item 9.01	Financial Statements and Exhibits

Exhibit #	Description

10.1	Employment Agreement between Nicholas Financial, Inc. and Irina Nashtatik, dated as of July 7, 2020
10.2	Employment Agreement between Nicholas Financial, Inc. and Douglas Marohn, dated as of July 8, 2020
99.1	Press release dated July 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NICHOLAS FINANCIAL, INC.
(Registrant)

Date: July 9, 2020	/s/ Douglas Marohn
Douglas Marohn
President and Chief Executive Officer (Principal Executive Officer)